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                                                                 Exhibit 10.13


SR 96-004

                          SPONSORED RESEARCH AGREEMENT

         This Agreement, is made this 17th day of January, 1996 ("Effective Date"), by and between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "CANCER CENTER"), a component institution of The University of Texas System (hereinafter referred to as "SYSTEM"), located in Houston, Texas, and Introgen Therapeutics, Inc. (hereinafter referred to as "SPONSOR"), located in Austin, Texas.

                                   WITNESSETH:

         WHEREAS, SPONSOR, CANCER CENTER and the Regents of the University of Texas System are negotiating a PATENT AND TECHNOLOGY LICENSE AGREEMENT (the "LICENSE AGREEMENT") and have executed an Option Agreement regarding the same.

         WHEREAS, CANCER CENTER and SPONSOR acknowledge that the RESEARCH to be conducted hereunder includes (i) the Research Plan as described in Exhibit I, a copy of which is attached hereto and incorporated herein by reference, including all work of CANCER CENTER personnel in performing the work described in Exhibit I, and (ii) all work that is performed by CANCER CENTER personnel comprising additional research projects described in Attachment A-n, where n represents the ordinal number of a particular project, or other work performed using funds provided by SPONSOR (hereinafter referred to collectively as "RESEARCH");

         WHEREAS, SPONSOR and CANCER CENTER consider it necessary and desirable to perform the RESEARCH, and

         NOW, THEREFORE, the parties agree as follows:

1. Evaluation. SPONSOR agrees to engage the services of CANCER CENTER as an independent contractor to perform the RESEARCH. The RESEARCH will be under the supervision of Sue-Haw Lin, Ph.D. (Principal Investigator) at CANCER CENTER, with the assistance of appropriate associates and colleagues at CANCER CENTER as may be required.

2. Research. CANCER CENTER agrees as an independent contractor to conduct the RESEARCH. Such RESEARCH has been approved by CANCER CENTER in accordance with CANCER CENTER policy and may be subsequently amended only in accordance with CANCER CENTER policy and with the written agreement of CANCER CENTER and SPONSOR as provided for in Article 16 herein below.

3.       Invention and Patents.

         a. For all purposes herein, "Invention" shall mean any discovery, concept or idea whether or not patentable, including without limitation, biological materials, which arises out of or is made, conceived, or reduced to practice in connection with the RESEARCH.




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                  Inventions made solely by the Principal Investigator and/or other CANCER CENTER PERSONNEL as identified in Article I hereinabove or agents of CANCER CENTER shall be the sole property of CANCER CENTER.

         b. In the event that an Invention is made, CANCER CENTER shall notify SPONSOR, which notice shall reference this Section 3 and include a description of the Invention in reasonable detail. SPONSOR shall have the option to include all worldwide patent rights with respect to such Invention within the "EXISTING PATENT RIGHTS" under Section 2.3(a) of the LICENSE AGREEMENT, and to include related information, know-how, biological materials and the like within the TECHNOLOGY RIGHTS under the LICENSE AGREEMENT. To exercise such option with respect to any particular Invention, SPONSOR shall so notify CANCER CENTER within sixty (60) days after receipt of CANCER CENTER's notice thereof as described above. Promptly following such exercise, the parties shall revise Schedule A to the LICENSE AGREEMENT to reflect the additional patent applications and patents so included. CANCER CENTER warrants to SPONSOR that CANCER CENTER has the right to grant to SPONSOR the option and right contemplated in this Section 3 and that upon exercise of the option described herein with respect to any Invention, all worldwide patent rights therein will be included under the LICENSE AGREEMENT.

4. Confidentiality. In the course of work performed pursuant to the RESEARCH under this Agreement, should either party provide confidential information to the other party, the recipient party shall, until five
         (5) years after the termination of this Agreement, maintain the confidentiality of that information as it maintains the confidentiality of its own confidential information, and shall not disclose such confidential information to any other party, nor shall the recipient party disclose the disclosing party's confidential information to the recipients employees other than those employees having a "need-to-know". Confidential information shall be clearly marked as such. If disclosed orally, the party making the disclosure shall be responsible for clearly informing the recipient party of the confidentiality of the information disclosed. Notwithstanding the other provisions of this paragraph, nothing disclosed hereunder shall be construed as confidential information which:

         a. is or becomes available to the public (except by a breach of this Agreement by a party hereto);

         b. is rightfully received from another party not under obligation of confidentiality to the disclosing party,

         c. is not known by the recipient party, or is independently developed by the recipient party by persons without access to the confidential information;

         d. is approved for release by the party designating the information as confidential;

         e.       is not identified as confidential at the time of disclosure;


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         f.       is not in writing or physical form at time of disclosure or reduced to a written or physical form and identified as confidential within thirty (30) days of disclosure; or

         g. is required to be disclosed under the laws or other government regulations of the United States of America or the State of Texas or other governmental bodies, provided that the parties shall first exhaust all reasonable measures available to protect the confidentiality of such information upon disclosure.

         Notwithstanding the foregoing, it is understood that SPONSOR may use and disclose any information provided to it hereunder that relates to licensed subject matter (as such term is defined in the LICENSE AGREEMENT).

5. Publication Rights. CANCER CENTER my publish scientific papers relating to the collaborative RESEARCH performed under this Agreement; provided that such publication will not disclose SPONSOR's confidential information which may not be disclosed pursuant to Paragraph 4. [*] prior to any such publication, CANCER CENTER shall provide SPONSOR with a draft of the proposed publication and afford SPONSOR the opportunity to comment and if applicable, file a patent application prior to publication. Upon SPONSOR's request, CANCER CENTER will withhold publication and disclosure for a period of ninety (90) days from the date SPONSOR receives the proposed publication from CANCER CENTER if SPONSOR believes that such action is necessary to file patent applications.

6. Publicity. CANCER CENTER acknowledges SPONSOR's intention to distribute periodically informational releases and announcements to the news media regarding the progress of research hereunder. SPONSOR shall not release such materials containing the name of CANCER CENTER or any of its employees without prior written approval by an authorized representative of CANCER CENTER and said approval shall not be unreasonably withheld. Should CANCER CENTER reject the news release, CANCER CENTER and SPONSOR agree to discuss the reasons for CANCER CENTER's rejection, and every effort shall be made to develop an appropriate informational news release within the bounds of accepted academic practices. SPONSOR reserves the same right in the event that CANCER CENTER desires to distribute a news release concerning the RESEARCH. Nothing herein shall be construed as prohibiting CANCER CENTER or SPONSOR from reporting on this study to a governmental agency.

7. Responsibility. The parties each agree to assume individual responsibility for the actions and omissions of their respective employees, agents and assigns in conjunction with this Agreement.

8. Independent Contractor. SPONSOR will not have the right to direct or control the activities of CANCER CENTER in performing the services provided herein, and CANCER CENTER shall perform services hereunder only as an independent contractor, and nothing herein contained shall be construed to be inconsistent with this relationship or status. Under no


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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         circumstances shall CANCER CENTER be considered to be an employee or agent of SPONSOR. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind.

9. Title to Equipment. CANCER CENTER shall retain title to all equipment purchased and/or fabricated by it with funds provided by SPONSOR under this Agreement.

10. Survivorship. The provisions of Article 3, 4, 5, 6, and 12 shall survive any expiration or termination of this Agreement.

11. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that SPONSOR may assign this Agreement to any purchaser or transferee of all or substantially all of SPONSOR'S business pertaining to the subject matter hereof upon prior written notice to CANCER CENTER.

12. Indemnification. CANCER CENTER shall, to the extent authorized under the Constitution and the laws of the State of Texas, hold SPONSOR harmless from liability resulting from the negligent acts or omissions of CANCER CENTER, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that CANCER CENTER shall not hold SPONSOR harmless from claim arising out of the negligence of SPONSOR, its officers, agents or any person or entity not subject to CANCER CENTER's supervision or control.

         SPONSOR shall indemnify and hold harmless SYSTEM, CANCER CENTER, their regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement or the use by SPONSOR of the results of the RESEARCH, provided, however, that the following is excluded from SPONSOR's obligation to indemnify and hold harmless:

         a. the negligent failure of CANCER CENTER to comply with any applicable governmental requirements; or

         b. the negligence or willful malfeasance by a regent, officer, agent or employee of CANCER CENTER or SYSTEM.

13. Award. SPONSOR agrees to pay CANCER CENTER a fee of [*]. This fee, as shown [*] in Exhibit III, which is attached hereto and is incorporated herein by reference, for information only, shall be payable [*].

14. Basic Term. This Agreement shall become effective as of the date first hereinabove written and unless earlier terminated as hereinafter provided, shall continue in force for a period of eighteen (18) months after the same; provided that either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party. Following such initial eighteen (18) month period, unless earlier terminated as provided in Section 15, this


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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         Agreement shall continue in full force and effect for such additional time period as the parties may agree in writing until terminated by either party for any reason on thirty (30) days prior written notice to the other party.

15. Default and Termination. In the event that either party to this Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within [*] after receipt of written notice thereof the party not in default shall have the option of terminating this Agreement by giving written notice thereof notwithstanding anything to the contrary contained in this Agreement. Termination of this Agreement shall not affect the rights and obligations of the parties which accrued prior to the effective date of termination. SPONSOR shall pay CANCER CENTER for all reasonable expenses incurred or committed to be expended as of the effective termination date, in accordance with mutually agreed plans for RESEARCH, subject to the maximum amount as specified in Article 13.

16. Entire Agreement. The parties acknowledge that this Agreement and the attached Exhibits hereto represent the sole and entire Agreement between the parties hereto pertaining to the RESEARCH and that such supersedes all prior Agreements, understandings, negotiations and discussions between the parties regarding same, whether oral or written. There are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

17. Reform of Agreement. If any provision of this Agreement is, becomes or is deemed invalid, illegal or unenforceable in any United States jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable; or if it cannot be so amended without materially altering the intention of the parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

18. Notices. Any notices, statements, payments, or reports required by this Agreement shall be considered given if sent by United States Certified Mail, postage prepaid and addressed as follows:

         If to CANCER CENTER:

                           Donna S. Gilberg, CPA
                           Manager, Sponsored Programs
                           The University of Tom M.D. Anderson Cancer Center 1515 Holcombe Blvd.
                           Houston, Texas 77030


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                  If to SPONSOR:

                           David Nance
                           President
                           Introgen Therapeutics, Inc.
                           301 Congress Avenue, Suite 2025
                           Austin, Texas 78701

19. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

20. Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of Texas and with applicable laws of the United States of America.


         IN WITNESS WHEREOF, CANCER CENTER and SPONSOR entered into this Agreement effective as of the date first hereinabove written and have executed three (3) originals each of which are of equal dignity.

INTROGEN THERAPEUTICS, INC.                THE UNIVERSITY OF TEXAS
                                           M.D. ANDERSON CANCER CENTER


BY:  /s/DAVID NANCE                        BY: /s/ DONNA S. GILBERG
     ___________________________               ----------------------------
         David Nance                                Donna S. Gilberg, CPA
         President                                  Manager, Sponsored Programs

DATE: 1-17-96                              DATE: 1-17-96
      __________________________                 ---------------------------




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                                    I have read this agreement and understand my
                                    obligations hereunder:



                                    BY:  /s/ SUE-HWA LIA
                                        -------------------------------------
                                             Sue-Hwa Lia, Ph.D.
                                             Principal Investigator


                                    BY:  /s/ RALPH B. ARLINGHAUS
                                        -------------------------------------
                                             Ralph B. Arlinghaus, Ph.D.
                                             Chairman, Dept. of Molecular
                                                      Pathology


                                    BY: /s/ JOHN G. BATSAKIS
                                        -------------------------------------
                                            John G. Batsakis, M.D.
                                            Head, Division of Pathology



Mail Payment To:

         The University of Texas
         M.D. Anderson Cancer Center
         Atten:  Manager, Sponsored Programs
         P.O. Box 297402
         Houston, Texas  77297

         Tax I.D.:  74-6001118-A1





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                                     EXHIBIT

                                       [*]